UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2009

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 16, 2009, EF Johnson Technologies, Inc. (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to our Revolving Line of Credit, Loan Agreement, Term Loan Agreement and Security Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”).  The Loan Agreement requires the Company to comply with certain financial covenants. For the quarter ended December 31, 2008, the Company was not in compliance with the financial covenant relating to the maintenance of a minimum EBITDA. As a result, the Company and Bank of America executed the Fifth Amendment which provides a one-time waiver for compliance with the financial covenant, subject to further modification of the Loan Agreement (i) to reduce the maximum principal amount of the revolving credit line from $15.0 million to $10.0 million, (ii) to provide cash collateral in the amount of $3.0 million as additional security for the term loan governed and secured by the Loan Agreement, (iii) to revise certain financial covenants, and (iv) for certain other purposes more fully set out in the Fifth Amendment.

In order to maintain compliance with the terms of the Amendment, beginning with the quarter ending June 30, 2009, the Company is now required to (i) maintain a certain level of EBITDA, (ii) a certain fixed charge coverage ratio on a cumulative basis beginning April 1, 2009, (iii) a minimum funded debt to EBITDA ratio on an annualized basis beginning April 1, 2009 for each quarterly financial reporting period through June 30, 2010, and (iv) limit capital expenditures to $2.5 million for 2009.

In addition, on March 16, 2008, the Company entered into a Fourth Amendment to the Revolving Note (the “Revolving Note Amendment”) and a Second Amendment to Term Note (the “Term Note Amendment”) to adjust the interest rate thereon to a floating rate equal to LIBOR plus a Libor Margin ranging from 2.50% to 5.00% through the term of the notes based on the Company’s funded debt to EBITDA. Effective with such amendments, the Libor margin will be 400 basis points through the second quarter of 2009.

Copies of the Fifth Amendment, the Revolving Note Amendment and the Term Note Amendment are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The information set forth herein is qualified by the terms of the Fifth Amendment, the Revolving Note Amendment and the Term Note Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1

Fifth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement by and among the Company, E. F. Johnson Company, Transcrypt International, Inc., 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 16, 2009.

10.2

Fourth Amendment to Revolving Note by and among the Company, E. F. Johnson Company, Transcrypt International, Inc., 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 16, 2009.

10.3

Second Amendment to Term Note by and among the Company, E. F. Johnson Company, Transcrypt International, Inc., 3e Technologies International, Inc, and Bank of America, N.A., dated as of March 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: March 19, 2009	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel